Exhibit 5.1


                        [LETTERHEAD OF BROWN & WOOD LLP]



                                            December 7, 1998

Prudential Securities Structured Assets, Inc.
One New York Plaza
14th Floor
New York, New York 10292

Receipts on Corporate Securities Trust,
   Series CHR 1998-1
c/o The Bank of New York
101 Barclay Street, 12E
New York, New York 10286

          Re:   Prudential Securities Structured Assets, Inc. and
                Receipts on Corporate Securities Trust, Series CHR 1998-1 Registration Statement on Form S-4 (333- )
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Ladies and Gentlemen:

     We have acted as your counsel in connection with the above-referenced Registration Statement on Form S-4 (the "Registration Statement"), filed on December 7, 1998 with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of the Receipts on Corporate Securities, Series CHR 1998-1 (the "New Certificates"), to be offered in exchange (the "Exchange") for all outstanding Receipts on Corporate Securities, Series CHR 1998-1 (the "Old Certificates") as described in the form of prospectus contained therein (the "Prospectus"). The New Certificates will be issued by Receipts on Corporate Securities Trust, Series CHR 1998-1 (the "Trust"). The Trust was created pursuant to a Base Trust Agreement dated August 28, 1997, as amended, and as supplemented by a Series CHR 1998-1 Supplement dated June 9, 1998 (together, the "Trust Agreement" between Prudential Securities Structured Assets, Inc., as depositor ("PSSA"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

         In arriving at the opinions expressed below, we have reviewed the Registration Statement as filed with the Commission and the exhibits thereto. In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of PSSA, the Trust, and the Trustee and such other instruments and other certificates of public officials, officers and representatives of PSSA and the Trustee and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, we have assumed that the signatures on all documents that we have reviewed are genuine, we have relied upon the facts stated in the Prospectus, and we have assumed that the New Certificates will conform in all material respects to the description thereof set forth in the Prospectus.

         Based upon and subject to the foregoing, and subject to the further qualifications set forth below, it is our opinion that:

              1. When the New Certificates, in the form filed as an exhibit to the Registration Statement, have been duly executed and authenticated in accordance with the Trust Agreement, and duly issued and delivered by the Trustee in exchange for an equal certificate principal balance of Old Certificates pursuant to the terms of the Registration Rights Agreement in the form filed as an exhibit to the Registration Statement, the New Certificates will be legal, valid, binding and enforceable obligations of the Trust, entitled to the benefits of the Trust Agreement, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

              2. For U.S. federal income tax purposes, the Trust will not be treated as an association taxable as a corporation (or a publicly traded partnership taxable as a corporation).

              3. The Exchange will not be a taxable event for U.S. federal income tax purposes.


     The foregoing opinion 1 is limited to the laws of the State of New York. The foregoing opinions 2 and 3 are based on the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. This opinion will not be updated for subsequent changes or modifications to the law and regulations or to the judicial and administrative interpretations thereof, unless we are specifically engaged to do so. In rendering opinions 2 and 3, we are expressing our views only as to the federal income tax laws of the United States of America.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

         The opinions expressed herein are limited to those matters expressly set forth herein, and no opinion may be implied or inferred beyond the matters expressly stated herein. Further, the opinions contained herein are being rendered to you solely in connection with the consummation of the transactions contemplated by the Registration Rights Agreement, and may not be relied upon to state directly or indirectly any general proposition or for any other purpose and may not be relied upon by any other party for any purpose.

         We are furnishing this opinion to you solely for your benefit. This opinion is not to be used, circulated, quoted or otherwise referred to for any purpose without our prior written consent.

                                            Very truly yours,

                                            Brown & Wood LLP

                                                By  /s/Brown & Wood LLP
                                                    -----------------------